                              [Roslyn Letterhead]

Dear ESOP Participant:

     In connection with the Annual Meeting of Stockholders of Roslyn Bancorp, Inc. (the "Company"), the holding company for Roslyn Savings Bank (the "Bank"), you may direct the voting of the shares of Company common stock held by the Roslyn Savings Bank Employee Stock Ownership Plan ("ESOP") Trust allocated to your account in the ESOP.

     HSBC Bank USA has been appointed as trustee for the ESOP (the "ESOP Trustee"). The ESOP Trustee will vote those shares of the Company's common stock held in the ESOP Trust proportionally in accordance with instructions given by the ESOP participants.

     On behalf of the Board of Directors, I am forwarding to you a yellow proxy card provided for the purpose of conveying your voting instructions to the ESOP Trustee. Also enclosed is a Notice and Proxy Statement for the Company's Annual Meeting of Stockholders and the Roslyn Bancorp, Inc. Annual Report to Stockholders.

     As of the Record Date, March 29, 2000, the ESOP Trust held 3,477,707 shares of Common Stock, 392,783 shares of which have been allocated to participating employees' accounts in the ESOP. These shares will be voted as directed by the participants; provided timely instructions from the participants are received by the ESOP Trustee. The unallocated shares in the ESOP Trust and the allocated shares for which no instructions are provided, or for which no timely instructions are received by the ESOP Trustee will be voted by the ESOP Trustee in a manner calculated to most accurately reflect the instructions the ESOP Trustee has received from participants regarding the shares of Common Stock allocated to their accounts, so long as such vote is in accordance with the Employee Retirement Income Security Act of 1974, as amended.

     At this time, in order to direct the voting of the shares allocated to your account under the ESOP, please fill out and sign the enclosed yellow proxy card and return it in the enclosed postage-paid envelope no later than May 17, 2000. Your vote will not be revealed, directly or indirectly, to any other officer or other employee or director of the Company. The votes will be tallied and then the ESOP Trustee will use the voting instructions it receives to vote the number of shares in the ESOP Trust. As an employee of Roslyn Savings Bank you may participate in several benefit plans. You will receive a proxy card for each of these plans. Please vote all proxy cards received for each benefit plan in which you are a participant.

                                    Sincerely,


                                    /s/ Joseph L. Mancino
                                    Joseph L. Mancino
                                    President, Vice Chairman of the Board
                                      and Chief Executive Officer

                              [Roslyn Letterhead]

Dear 401(k) Plan Participant:

     In connection with the Annual Meeting of Stockholders of Roslyn Bancorp, Inc. (the "Company"), the holding company for Roslyn Savings Bank, you may vote the shares of Company common stock held in the Roslyn Savings Bank 401(k) Plan Employer Stock Fund ("Employer Stock Fund") credited to your account in the 401(k) plan.

     HSBC Bank USA has been appointed as trustee for the Employer Stock Fund. The Employer Stock Fund Trustee will vote all shares for which no directions are given, or for which timely instructions were not received in a manner calculated to most accurately reflect the instructions the Employer Stock Fund Trustee received from participants regarding shares in their Employer Stock Fund accounts.

     In order to provide the Employer Stock Fund Trustee with guidance in voting the shares of the Company's common stock, you, as a participant investing in the Employer Stock Fund, are being asked to provide voting instructions on the enclosed green proxy card. Also enclosed is a Notice and Proxy Statement for the Company's Annual Meeting of Stockholders and the Roslyn Bancorp, Inc. Annual Report to Stockholders.

     Please fill out and sign the enclosed green proxy card and return it in the enclosed postage-paid envelope no later than May 17, 2000. Your vote will not be revealed, directly or indirectly, to any other officer, other employee or director of the Company. The votes will be tallied and the information provided to the Employer Stock Fund Trustee who will vote the number of shares in the Employer Stock Fund Trust. As an employee of Roslyn Savings Bank you may participate in several benefit plans. You will receive a proxy card for each of these plans. Please vote all proxy cards received for each benefit plan in which you are a participant.

                                    Sincerely,


                                    /s/ Joseph L. Mancino
                                    Joseph L. Mancino
                                    President, Vice Chairman of the Board
                                      and Chief Executive Officer

                              [Roslyn Letterhead]



Dear Incentive Plan Participant:

     In connection with the Annual Meeting of Stockholders of Roslyn Bancorp, Inc. (the "Company"), the holding company for Roslyn Savings Bank (the "Bank"), you may direct the voting of shares of Company common stock held in the Roslyn Bancorp, Inc. 1997 Stock-Based Incentive Plan (the "Incentive Plan") Trust that have been awarded to you. The Incentive Plan Trust holds _______________ shares of Company common stock for the benefit of participants in the Incentive Plan.

     On behalf of the Board of Directors, please find enclosed a blue proxy card, provided for the purpose of conveying your voting instructions to First Bankers Trust Company, NA (the "Incentive Plan Trustee"). Also enclosed is a Notice and Proxy Statement for the Company's Annual Meeting of Stockholders and the Roslyn Bancorp, Inc. Annual Report to Stockholders.

     As of the Record Date, March 29, 2000, ____________ shares of Roslyn Bancorp, Inc. common stock had been awarded to Incentive Plan participants. The Incentive Plan Trustee will vote those shares of the Company's common stock held in the Incentive Plan Trust in accordance with instructions of the participants.

     At this time, in order to direct the voting of Company common stock granted to you under the Incentive Plan, you must fill out and sign the enclosed blue proxy card and return it in the enclosed postage-paid envelope no later than May 17, 2000. Your vote will not be revealed, directly or indirectly, to any officer or other employee of the Company. The votes will be tallied and then the Incentive Plan Trustee will use the voting instructions it receives to vote the shares of Company common stock held in the Incentive Plan Trust. As an employee of Roslyn Savings Bank you may participate in several benefit plans. You will receive a proxy card for each of these plans. Please vote all proxy cards received for each benefit plan in which you are a participant.

                                    Sincerely,


                                    /s/ Joseph L. Mancino
                                    Joseph L. Mancino
                                    President, Vice Chairman of the Board
                                      and Chief Executive Officer

                    [ROSLYN BANCORP LETTERHEAD]

Dear T R Financial Corp. ESOP Participant:

     In connection with the Annual Meeting of Stockholders of Roslyn Bancorp, Inc. (the "Company"), the holding company for Roslyn Savings Bank (the "Bank"), you may direct the voting of shares of Company common stock held by the T R Financial Corp. Employee Stock Ownership Plan (the "ESOP") Trust allocated to your account in the ESOP as of March 29, 2000 (the "record date").

      State Street Bank and Trust Company ("State Street" or the "Trustee"), an unrelated corporate trustee, has been appointed as Trustee for the ESOP. The Trustee will vote those shares of Company common stock held in the ESOP Trust that have been allocated to participants' accounts in accordance with instructions received from the participants. The unallocated shares held in the ESOP will be voted proportionately to participants' voting instructions, so long as such vote is in accordance with the requirements of the Employee Retirement Income Security Act of 1974, as amended.

     On behalf of the Board of Directors, I am forwarding to you a pink proxy card provided for the purpose of conveying your voting instructions to the Trustee. Also enclosed is a Notice and Proxy Statement for the Company's Annual Meeting of Stockholders and the Roslyn Bancorp, Inc. Annual Report to Stockholders.

     As of March 29, 2000, the ESOP held_______________ shares of Company common stock for the benefit of the participants of the ESOP. As a participant in the ESOP, you may direct the voting of shares of Company common stock allocated to your account in the ESOP. In order to direct the voting of the shares allocated to your account, you must complete, sign and date the enclosed pink proxy card and return it in the accompanying postage-paid envelope. Shares allocated to your account will be voted as indicated on the enclosed pink proxy card. Your proxy card must be received no later than May 17, 2000. Your vote will not be revealed to the Company.

     Your vote will be tallied and reported to the Trustee by Boston Equiserve and then the Trustee will vote the number of shares in the ESOP for which it has received voting instructions. The Trustee shall vote (a) any shares which have been allocated to Participants' accounts for which no written instructions have been received and (b) any unallocated shares in the ESOP in the same proportion as shares for which instructions have been received. If you are an employee of Roslyn Savings Bank you may participate in several benefit plans. You will receive a proxy card for each of these plans. Please vote all proxy cards received for each benefit plan in which you are a participant.

                              Sincerely,

                              /s/ Joseph L. Mancino
                              Joseph L. Mancino
                              President, Vice Chairman of the Board
                                and Chief Executive Officer